UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): May 17, 2021

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On May 17, 2021, New Concept Energy, Inc. (“GBR” or the “Company”) announced its operational results for the quarter ended March 31, 2021. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated May 17, 2021

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 17, 2021

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
President and Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Investor Relations Gene Bertcher, (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Reports First Quarter 2021 Results

Dallas (May 17, 2021) - New Concept Energy, Inc. (NYSE American: GBR), (the “Company” or “NCE”) a Dallas-based company, today reported Results of Operations for the first quarter ended May 31, 2021.

During the three months ended March 31, 2021, the Company recorded a new income applicable to common shares for the three months ended March 31, 2021 of ($79,000), compared to net loss from continuing operations of ($34,000) for the three months ended March 31, 2020.

The Company reported net income from continuing operations of $79,000 for three months ended March 31, 2021, as compared to a net loss of ($34,000) for the similar period in 2020.

For the three months ended March 31, 2021, corporate general & administrative expenses were $74,000 as compared to $104,000 for the comparable periods in 2020. The decrease was due, for the most part, to consulting fees paid by the Company regarding oil and gas matters in 2020 that were not incurred in 2021.

For the three months ended March 31, 2021 the Company recorded a tax refund from prior years of $91,000.

For the three months ended March 31, 2020 the Company recorded a loss from discontinued operations of $63,000 for the oil and gas operations that were sold in August 2020.

About New Concept Energy, Inc.

New Concept Energy, Inc. is a Dallas-based company which owns real estate West Virginia. For more information, visit the Company’s website at www.newconceptenergy.com

Contact: New Concept Energy, Inc.
Gene Bercher, (800) 400-6407
info@newconceptenergy.com

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)

Current assets
Cash and cash equivalents	$43	$27
Current portion note receivable (including $3,584 and $3,631 in 2021 and 2020 from related parties)	3,636	3,683
Other current assets	220	92
Total current assets	3,899	3,802

Property and equipment, net of depreciation
Land, buildings and equipment	653	656

Note Receivable	145	153

Total assets	$4,697	$4,611

The accompanying notes are an integral part of these consolidated financial statements.

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - CONTINUED
(dollars in thousands, except par value amount)

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
Liabilities and stockholders' equity

Current liabilities
Accounts payable - (including $80 and $55 due to related parties in 2021 and 2020)	$108	$80
Accrued expenses	18	32
Current portion of long term debt	52	52
Total current liabilities	178	164

Long-term debt
Notes payable less current portion	115	122

Total liabilities	293	286

Stockholders' equity
Preferred stock, Series B	1	1
Common stock, $.01 par value; authorized, 100,000,000
shares; issued and outstanding, 5,131,934 and 2,036,935 shares
at March 31, 2021 and December 31, 2020	51	51
Additional paid-in capital	63,579	63,579
Accumulated deficit	(59,227)	(59,306)

Total shareholders' equity	4,404	4,325

Total liabilities & equity	$4,697	$4,611

The accompanying notes are an integral part of these consolidated financial statements.

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NEW CONCEPT ENERGY, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(amounts in thousands, except per share data)

	For the Three Months ended March 31,
	2021	2020
Revenue
Rent	$26	$26
Total Revenues	26	26

Operating expenses
Operating expenses	18	16
Corporate general and administrative	74	104
Total Operating Expenses	92	120
Operating earnings (loss)	(66)	(94)

Other income (expense)
Interest income (including $52 and $60 for the three months ended 2021 and 2020 from related parties)	56	64
Interest expense	(2)	(4)
Other income (expense), net	91	—
	145	60

Earnings (loss) from continuing operations	79	(34)

Discontinued Operations
Earnings (loss) from discontinued operations	—	(63)

Earnings (loss) applicaable to common shares	79	(97)

Net income (loss) per common share-basic and diluted	$0.01	$0.01

Weighted average common and equivalent shares outstanding - basic	5,132	5,132

The accompanying notes are an integral part of these consolidated financial statements.